UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

Insys Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35902	51-0327886
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1333 S. Spectrum Blvd, Suite 100

Chandler, Arizona 85286

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (602) 910-2617

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 30, 2017, the Audit Committee of the Board of Directors (the “Audit Committee”) of Insys Therapeutics, Inc. (the “Company”) concluded, upon the recommendation of the Company’s management, that the Company’s previously issued interim unaudited condensed consolidated financial statements as of and for the quarters ended September 30, June 30, and March 31, 2016 and 2015, should no longer be relied upon, and determined that those financial statements will be restated due to the identification of certain errors.

The restatements result from errors related to the Company’s accounting for certain of its product sales allowances. The Audit Committee determined, upon the recommendation of the Company’s management, that the Company had miscalculated its rebate obligations on government payer and managed care contracts. The Company will also reverse an out-of-period adjustment related to a stock option modification previously recorded during the three months ended March 31, 2016 that related to the fourth quarter of 2015. This will now result in a decrease in operating expenses of $1,500,000 for the three months ended March 31, 2016 and a corresponding increase in operating expenses during the three months ended December 31, 2015. The Company will also reverse an out of period adjustment of $834,000 recorded during the three months ended December 31, 2016 that relates to the deductible interest portion of an accrued litigation award recognized during the three months ended June 30, 2015. This will now result in an increase in income tax expense of $834,000 for the three months ended December 31, 2016 and a corresponding decrease in income tax expense for the three months ended June 30, 2015.

To correctly present net revenue, operating expense and income tax expense in the appropriate periods during 2016 and 2015, the Company’s interim unaudited condensed consolidated financial statements as of and for the quarters ended September 30, June 30, and March 31, 2016 and 2015 will be restated in amended Quarterly Reports on Form 10-Q/A to reflect the necessary accounting adjustments in the corresponding quarterly periods.

The chairman of the Audit Committee and members of management discussed with the Company’s independent accountant, BDO USA, LLP, the matters disclosed above.

Item 7.01. Regulation FD Disclosure.

As previously announced, the Audit Committee has been conducting, with the assistance of independent legal counsel and a forensic accounting firm, an independent review related to the Company’s estimation of, and increases to, certain net revenue adjustments, as well as related process issues and extended payment terms offered to certain customers. The independent review of the matters set forth above is completed. As a result of this review, the Audit Committee’s conclusion did not include any finding of fraud or intentional misconduct by the Company’s management or accounting personnel.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2017	Insys Therapeutics, Inc.

	By:	/s/ Darryl S. Baker
Darryl S. Baker
Chief Financial Officer